SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the Registrant                              [X]
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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss 240.14a-12



                                SENTRY FUND, INC.

                               ---------------------
                (Name of Registrant as Specified In Its Charter)



                               ---------------------
     (Name of Person(s) filing Proxy Statement, if other than Registrant)


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

                            [Sentry Fund Letterhead]

                                  June 8, 2004



Dear Shareholder:

I am writing to inform you that, as stated in the enclosed Proxy Statement, a special meeting of shareholders of Sentry Fund, Inc. (the "Fund") will be held on July 26, 2004. The purpose of this meeting is for Fund shareholders to vote on the proposed liquidation and dissolution of the Fund pursuant to the Plan of Liquidation (the "Plan").

On April 28, 2004, the Board of Directors of the Fund reviewed and approved the Plan for the Fund and unanimously determined that the liquidation of the Fund is in the best interests of the Fund and its shareholders. The Board considered, among other things, the relative long-term underperformance of the Fund, the small size of the Fund and the increasing costs of ongoing operations in the current regulatory environment. As more fully described in the Proxy Statement, the Board recommends that shareholders approve the proposed Plan to liquidate and dissolve the Fund.

As of May 4, 2004, the Fund was closed to new investments, except in limited circumstances such as to shareholders participating in automatic investment plans, including dividend and capital gains reinvestment. If shareholders approve the Plan, a liquidation and distribution of Fund assets will occur promptly after such approval. It is anticipated that these distributions will be made entirely in cash.

I encourage you to carefully review the enclosed Proxy Statement and question and answer summary that explain the proposal to liquidate the Fund. As a shareholder, your vote is important, and we hope that you will respond. By voting today, you can avoid the additional costs of follow-up communications. Your vote is critical, no matter how large or small your holdings may be.

Thank you for your participation in this very important matter.



Sincerely,



Dale R. Schuh
Chairman of the Board

QUESTIONS AND ANSWERS

         While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of some matters affecting the Fund, which will require your vote. No matter how many shares you own, your timely vote is very important. Thank you in advance for your vote.

WHAT IS THE PURPOSE OF THIS PROXY SOLICITATION?

         The purpose of this proxy solicitation is to ask you to vote on the following proposal:

         To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation of Sentry Fund, Inc.

WHY IS THE LIQUIDATION BEING PROPOSED?

         The Board of Directors of the Fund believes that it would be in the best interest of Fund shareholders to approve the liquidation and dissolution of the Fund. Accordingly, the Board of Directors has recommended liquidating the Fund's assets and distributing the proceeds to Fund shareholders and then dissolving the Fund under state and federal law. The reasons for the recommendation are discussed in the attached Proxy Statement and include the small size of the Fund, the relative long-term underperformance of the Fund and the increasing costs of ongoing operations in the current regulatory environment.

WHEN AND WHERE IS THE SPECIAL MEETING?

         A Special Meeting of shareholders for the purpose of voting on the proposal will be held at 1800 North Point Drive, Stevens Point, Wisconsin 54481 on July 26, 2004 at 10:00 a.m. Central Time.

HOW WILL APPROVAL OF THIS PROPOSAL AFFECT ME?

         If the proposal to liquidate the Fund is approved, the Fund's assets will be liquidated and, after paying or reserving for liabilities, the proceeds will be distributed to Fund shareholders and the Fund will be dissolved pursuant to the Plan of Liquidation which is attached to and described in the Proxy Statement. Shareholders should carefully read and consider the discussion of the proposal and the Plan of Liquidation in the Proxy Statement.

IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCES FOR ME?

         Pursuant to the Plan of Liquidation, the Fund will sell its portfolio holdings and distribute the net proceeds to the shareholders as a liquidating distribution. A shareholder's receipt of the liquidating distribution will be a taxable event and will be treated as a sale of the shareholder's shares in exchange for the liquidating distribution. Each shareholder will recognize gain or loss equal to the difference between the amount of the liquidating distribution he or she receives and the adjusted tax basis of his or her shares. Assuming the shareholder holds his or her shares as capital assets, the gain or loss generally will be treated as capital gain or loss and will be long term if such shareholder held his or her shares for more than a year.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

         After careful consideration, the Board of Directors unanimously recommends that you vote "FOR" the proposed liquidation and dissolution of the Fund pursuant to the Plan of Liquidation.

MAY I REDEEM MY SHARES PRIOR TO THE LIQUIDATION?

         Yes. You may redeem all or any portion of your shares at any time through the date shareholder approval of the Plan of Liquidation is obtained, which is expected to occur on or about July 26, 2004.

WILL MY VOTE MAKE A DIFFERENCE?

         Yes. Your vote is needed to ensure that the proposal can be acted upon. Your immediate response will help save the delays and costs of further solicitations for a shareholder vote. We encourage you to participate in the governance of the Fund by exercising your right to vote.

HOW CAN I VOTE?

You can vote in any one of three ways:

o By mail, by sending your signed and dated proxy card to us in the enclosed, postage-paid envelope;

o By fax, by faxing your signed and dated proxy card to the fax number listed on the proxy card; or

o In person, by attending the Special Meeting.

         Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote.

IF I SEND MY PROXY IN NOW AS REQUESTED, CAN I CHANGE MY VOTE LATER?

         You may revoke your proxy at any time before it is voted by: (1) sending a written revocation or subsequently executed proxy to the Fund as explained in the proxy statement; or (2) attending the Special Meeting and voting in person. Proxies voted by fax may also be revoked in the same manner that proxies voted by mail may be revoked without submitting a new vote. Even if you plan to attend the Special Meeting, we ask that you return the enclosed proxy. This will help us ensure that an adequate number of shares are present for the Special Meeting to be held.

WHOM SHOULD I CALL WITH QUESTIONS?

         Please call Kathy Mrozinski at 1-800-533-7827 with any additional questions about the Proxy Statement or the procedures to be followed to execute and deliver a proxy.

         The attached proxy statement contains more detailed information about the proposal. Please read it carefully.

                                SENTRY FUND, INC.
                             1800 North Point Drive
                         Stevens Point, Wisconsin 54481

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              OF SENTRY FUND, INC.

                      ----------------------------------

                           To Be Held July 26, 2004

                      ----------------------------------

         A special meeting of shareholders of Sentry Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 1800 North Point Drive, Stevens Point, Wisconsin, 54481 on July 26, 2004 at 10:00 a.m. Central Time (the "Special Meeting") to consider and vote on the following matter and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof:

         PROPOSAL: To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation of the Fund.

         The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournments or postponements thereof. The Board of Directors has fixed the close of business on May 31, 2004 as the record date for determining the shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting.

         The Board of Directors recommends that shareholders vote FOR the proposal.

IMPORTANT - We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope, which requires no postage. Your prompt return of the enclosed proxy card may save the necessity of further solicitations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares. If you wish to attend the Special Meeting and vote your shares in person at that time, you will still be able to do so.







                                         By Order of the Board of Directors,


                                         William M. O'Reilly,
                                         Secretary


June 8, 2004

                                SENTRY FUND, INC.
                             1800 North Point Drive
                         Stevens Point, Wisconsin 54481

                         SPECIAL MEETING OF SHAREHOLDERS
                              OF SENTRY FUND, INC.
                            To be held July 26, 2004

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

         This Proxy Statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Sentry Fund, Inc. (the " Fund"). These proxies will be used at the Special Meeting of shareholders of the Fund to be held on July 26, 2004 at 10:00 a.m. Central Time (the "Special Meeting"), at the offices of the Fund, 1800 North Point Drive, Stevens Point, Wisconsin 54481, or such later time made necessary by any adjournments or postponements thereof.

         This Proxy Statement, the Notice of Special Meeting and accompanying proxy card ("Proxy") are expected to be mailed to shareholders on or about June 9, 2004, or as soon as practicable thereafter.

         Any shareholder voting a Proxy may revoke it any time before it is exercised by submitting to the Secretary of the Fund a written notice of revocation or a subsequently executed Proxy or by attending the Special Meeting and voting in person. Proxies voted by fax may also be revoked in the same manner that proxies voted by mail may be revoked. All properly executed and unrevoked proxies received in time for the Special Meeting will be voted as specified in the Proxy or, if no specification is made, for the proposal referred to in the Proxy Statement.

         Shareholders of record of the Fund as of the close of business on May 31, 2004 (the "Record Date") will be entitled to vote on any proposals properly presented at the Special Meeting. Shareholders of the Fund are entitled to one vote per full share held and fractional votes for fractional shares held on the Record Date.

         The Fund provides annual and semi-annual reports to shareholders. Additional copies of the Fund's most recent annual and semi-annual reports are available upon request and without charge by writing to the Fund at 1800 North Point Drive, Stevens Point, Wisconsin 54481, or by calling toll-free 1-800-533-7827.

                                    PROPOSAL

                 APPROVAL OF THE PLAN OF LIQUIDATION OF THE FUND

         The Board of Directors, including those Directors who are not "interested persons" of the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act") (the "Disinterested Directors"), has approved, subject to shareholder approval, the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation of the Fund.

Reasons for the Liquidation

         The Fund was organized as a corporation under the laws of the State of Maryland on May 9, 1969, pursuant to its Articles of Incorporation. The Fund is a no-load, diversified, open-end management investment company registered under the 1940 Act. The Fund's investment objective is long-term capital growth.

         Sentry Investment Management, Inc. (the "Adviser") has determined that it no longer wishes to support a small stand-alone mutual fund and that a liquidation of the Fund is in the interests of the Fund and its shareholders. The Fund is a stand-alone fund that is too small to be managed efficiently and economically and in the interests of its shareholders. The Fund has been primarily operated as a low cost propriety product as a service to Sentry Insurance clients and employees. As of the Record Date, the Fund's net assets were $55.3 million, down approximately 42% from $95 million at the end of 1999. Over the same time period, the number of shareholder accounts decreased approximately 40% from 2,884 accounts to 1719 accounts, and management believes that this trend is likely to continue. In addition, of the Fund's $55.3 million in net assets, approximately $34.6 million is attributable to investments from shareholders related to the Sentry Insurance family (see "Beneficial Ownership of Shares of the Fund"). The Fund has been unable to attract significant assets and has not performed in a manner that is likely to attract additional assets. The Fund also has limited distribution capabilities. Finally, the costs associated with the ongoing operations of the Fund are expected to grow and management has determined that continuing to operate the Fund is no longer a viable alternative.

         Prior to recommending the Fund's liquidation to the Board of Directors, the Adviser sought to determine whether other alternatives, such as a merger or transfer of assets or the appointment of a new investment adviser or subadviser would be possible, and if so, whether they would be in the interest of Fund shareholders. Management reviewed the current market conditions, the composition of the shareholder base, the small size of the Fund, the expenses that may be required to effect a transaction and tax and other related implications for Fund shareholders. Management determined that, in the current environment, it would be difficult to attract a suitable fund or fund family willing to acquire the Fund. Management also determined that a liquidation of the Fund should not have significant adverse tax consequences for most Fund shareholders and would allow Fund shareholders to reinvest their money as they deem appropriate. The Board of Directors considered the Adviser's recommendations and has approved the Plan of Liquidation based on a number of factors, including:

o The relative long-term underperformance of the Fund, its small size and its inability to attract significant assets;

o The significant decline in Fund assets over the past five years and the poor outlook for increased distribution;

o The costs associated with ongoing Fund operations, including increasing burdens and costs of compliance due to new rules and regulations;

o The likely inability to attract another mutual fund or investment adviser to acquire or manage the Fund due to the Fund's size, shareholder composition, prior performance and the current regulatory environment; and

o The liquidation would not likely have adverse tax consequences for most shareholders;

         The Board also noted the agreement of the Adviser to pay all the expenses of seeking shareholder approval of the proposed liquidation (as described in the Plan of Liquidation) and that Sentry Insurance a Mutual Company, a current holder of 39.8% of the shares, will remain an investor in the Fund through the date of liquidation.

Recommendation of the Board of Directors

         The Board of Directors, including all disinterested directors, unanimously approved the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and believe that it is advisable and in the best interests of the Fund and its shareholders. Accordingly, the Board recommends that shareholders approve the liquidation and dissolution of the Fund pursuant to the Plan.

Plan of Liquidation

         The Board of Directors has approved the Plan of Liquidation, subject to shareholder approval of the liquidation and dissolution of the Fund. The Plan of Liquidation is attached to this Proxy Statement as Annex A and is summarized below. This summary is qualified in its entirety by reference to the Plan of Liquidation.

1. Adoption of the Plan of Liquidation. The effective date of the Plan of Liquidation (the "Effective Date") shall be the date on which the Plan of Liquidation is adopted by a majority of the Fund's outstanding shares of record represented in person or by proxy at the Special Meeting or any adjournments or postponements thereof.

2. Liquidation of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan of Liquidation, the Adviser shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation, including, without limitation, the consummation of the transactions described in this Proxy Statement.

3. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and dissolve and distribute pro rata on the date of liquidation (the "Liquidation Date") to the shareholders of record as of the close of business on the Liquidation Date such shareholders' proportionate interest in all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date and (ii) pay such contingent liabilities as the Board of Directors or Fund officers shall reasonably deem to exist against the assets of the Fund on the Fund's books. The proportionate interests of shareholders in the Fund will be fixed in proportion to the number of shares held by them and recorded on the books of the Fund as of the Liquidation Date.

4. Amendment or Abandonment of the Plan of Liquidation. The Board of Directors may modify or amend the Plan of Liquidation at any time without shareholder approval if it determines that such action would be in the best interests of the Fund and its shareholders. In addition, the Board of Directors may abandon the Plan of Liquidation without shareholder approval at any time prior to the Liquidation Date if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

5. Expenses. All the expenses incurred in connection with this proxy solicitation, including printing, legal and accounting fees, and the expenses of any reports to shareholders and the shareholder meeting, will be paid by Sentry Investment Management, Inc., the Fund's investment adviser.

         If shareholders approve the Proposal, the Fund will begin liquidating its holdings to cash and cash equivalents. The Fund will distribute any net investment income and any excess of its net realized long-term capital gains over its net realized short-term capital losses, if any. Any remaining amounts will be distributed as liquidation proceeds.

         The proportionate interest of shareholders in the assets of the Fund will be fixed on the basis of their holdings on the Liquidation Date. On such date, the books of the Fund will be closed.

         Shareholders may redeem their shares at any time prior to the Effective Date of the Plan of Liquidation.

General Tax Consequences

         The following summary provides general information with regard to the federal income tax consequences to shareholders relating to receipt of the liquidation distribution from the Fund pursuant to the provisions of the Plan of Liquidation. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution. The Fund has not sought a ruling from the Internal Revenue Service with respect to this liquidation and dissolution.

         Background of Tax Issues

         Pursuant to the Plan of Liquidation, the Fund will sell its portfolio holdings, which is expected to give rise to some capital gains. If the Fund were liquidated on May 31, 2004, the Fund would have experienced a net realized capital gain of approximately $1,653,587. Whether the Fund will have a net realized capital gain (or loss) on the liquidation date will depend on market conditions and redemption activity during the solicitation and liquidation period.

         Tax Treatment to U.S. Shareholders

         If necessary, the Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund's shareholders all of the Fund's investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund's net capital gains, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively, the Fund may, if eligible, treat all or any portion of those aforementioned dividend amounts as having been paid out as part of the liquidation distributions made to the Fund's shareholders pursuant to Plan of Liquidation.

         For federal income tax purposes, a shareholder's receipt of the liquidation distribution will be a taxable event and will be treated as a sale of the shareholder's shares in exchange for the liquidation distribution. Each shareholder will recognize a gain or loss in an amount equal to the difference between the liquidation distribution he or she receives and the adjusted tax basis of his or her shares. Assuming the shareholder holds his or her shares as a capital asset, the gain or loss generally will be treated as a capital gain or loss.

         If the shares have been held for more than one year, the gain or loss will constitute a long-term capital gain or loss; otherwise, the gain or loss will constitute a short-term capital gain or loss. Long-term capital gains are currently taxed to non-corporate shareholders at a maximum federal tax rate of 15%.

         Short-term capital gains are taxed to non-corporate shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

         Prior to the last day of the Fund's final taxable year, the Fund's Board of Directors must authorize any capital gain distribution and income dividend to be distributed as part of the liquidating distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify shareholders as to the portion, if any, of the liquidating distribution that constitutes a capital gain distribution and that constitutes an income dividend.

         Shareholders should be aware that the Fund will be required to withhold 28% of the liquidation distribution proceeds payable to any individual and certain other non-corporate shareholders who do not provide the Fund with a correct taxpayer identification number or who are otherwise subject to backup withholding. It is anticipated that the liquidation distribution will occur on August 2, 2004, or as soon as practicable thereafter.

          In the event shareholders affirmatively vote to liquidate the Fund at the July 26, 2004, special meeting, liquidation proceeds for shareholders with tax qualified accounts, such as an IRA, Roth IRA, Education IRA, or a SEP, will be sent directly to the named custodian unless the shareholder delivers written instructions prior to July 30, 2004, to Sentry Equity Services, Inc., P.O. Box 867, Stevens Point, WI 54481. The Fund recommends that shareholders consult their tax adviser prior to entrusting the Fund to transfer the account or liquidation proceeds.

         The information above is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. shareholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to shareholders other than U.S. individuals nor does it address state or local tax consequences.

         THE TAX CONSEQUENCES DISCUSSED HEREIN MAY AFFECT SHAREHOLDERS DIFFERENTLY DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATING DISTRIBUTION AND, ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.

                              OTHER INFORMATION

General

         The cost of preparing, printing, and mailing this Proxy Statement and accompanying materials, including any additional solicitation made by letter, telephone or in person, will be paid by Sentry Investment Management, Inc. Proxy solicitations will be made primarily by mail, but solicitations may also be made by personal interview, telephone or otherwise by officers or employees of the Fund, the Fund's investment adviser, Sentry Investment Management, Inc., or the transfer agent of the Fund. Such persons will not receive additional compensation for any solicitation activities.

         The Board of Directors has fixed the close of business on May 31, 2004 (the "Record Date") for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 5,220,038.145 shares of the Fund were issued and outstanding.

Beneficial Ownership of Shares of the Fund

         The following table sets forth information with respect to each shareholder that was known as of the Record Date to hold or beneficially own five percent or more of outstanding shares of the Fund.

Name and Address                     Number of Shares      Percent of Fund
----------------                     ----------------      ---------------
Sentry Insurance a Mutual Company    2,075,886.877              39.8%
1800 North Point Drive
Stevens Point, WI 54481

Sentry 401k Plan                     1,192,480.701              22.8%
1800 North Point Drive
Stevens Point, WI 54481

         No other person beneficially owns more than five percent of the Fund's outstanding shares. Shareholders with a controlling interest could affect the outcome of this Proxy. Sentry Insurance a Mutual Company ("Sentry Insurance") intends to vote its shares in favor of the liquidation, which could affect the outcome of the vote on the Proposal. Sentry Insurance owns all of the outstanding stock of Sentry Investment Management, Inc., the Fund's investment adviser, and Sentry Equity Services, Inc., the Fund's underwriter. It is expected that an independent fiduciary will vote the shares of the Sentry 401k Plan.

         Sentry Insurance will remain a shareholder of the Fund through the date of liquidation.

         As of the Record Date, the Board of Directors and officers of the Fund collectively beneficially owned less than one percent of the Fund's outstanding shares.

Quorum and Voting

         Under the By-Laws of the Fund, (the "By-Laws"), a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve the Proposal or any other matters that may properly come before the Special Meeting are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposals. Abstentions and broker non-votes will be deemed present for quorum purposes.

         Approval of the Proposal requires the affirmative vote of a majority of the votes entitled to be cast on the matter. You may vote by mail, by fax or in person.

Investment Adviser, Underwriter and Transfer Agent

     Sentry Investment Management, Inc. is the investment adviser of the Fund. Its address is 1800 North Point Drive, Stevens Point, Wisconsin 54481. Sentry Equity Services, Inc is the Fund's Underwriter and Transfer Agent. Sentry Equity Services address is 1800 North Point Drive, Stevens Point, Wisconsin 54481.

Other Matters to Come Before the Special Meeting

     The  Directors  do not intend to present any other  business at the Special
Meeting, nor are they aware of that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named as proxies will vote on such other matter(s) in accordance with their judgment.

Submission of Shareholder Proposals

         The Fund does not generally hold regular shareholders' meetings, but will hold special meetings as required or deemed desirable. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting, if any, should send their written proposals to the Secretary of the Fund at 1800 North Point Drive, Stevens Point, Wisconsin 54481.

         Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

                                    Annex A

                               PLAN OF LIQUIDATION
                                       OF
                                SENTRY FUND, INC.

     Sentry Fund, Inc. (the "Fund"), a Maryland corporation organized pursuant to Articles of Incorporation on May 9, 1969, shall proceed with a complete liquidation of the Fund according to the procedures set forth in this Plan of Liquidation. The Plan of Liquidation has been approved by the Board of Directors of the Fund as being advisable and in the best interests of the Fund and its shareholders. The Board of Directors has directed that this Plan of Liquidation be submitted to the Fund's shareholders for their approval and, upon the approval of this Plan of Liquidation by a majority of the Fund's outstanding shares of record represented in person or by proxy at a meeting of the shareholders at which a quorum is present, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of Maryland law and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1. Adoption of Plan of Liquidation. The effective date of the Plan of Liquidation (the "Effective Date") shall be the date on which the Plan of Liquidation is adopted by a majority of the Fund's outstanding shares of record represented in person or by proxy at a special meeting of shareholders of the Fund (the "Special Meeting") at which a quorum is present.

2. Liquidation of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan of Liquidation, Sentry Investment Management, Inc. (the "Adviser") shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation, including, without limitation, the orderly sale of the Fund's investments and consummation of the other transactions described in the proxy materials for the Special Meeting.

3. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities of the Fund and any such liabilities and obligations shall be appropriately reflected in the Fund's net asset value.

4. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to the shareholders of record as of the close of business on the Liquidation Date such shareholders' proportionate interest in all of the net assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date and (ii) pay such contingent liabilities as the Board of Directors or Fund officers shall reasonably deem to exist against the assets of the Fund on the Fund's books. The proportionate interests of shareholders in the Fund will be fixed in proportion to the number of shares held by them and recorded on the books of the Fund as of the Liquidation Date.

5. Dissolution of the Fund. Effective upon liquidation, the Fund shall be dissolved in accordance with its Articles of Incorporation and By-Laws and Articles of Dissolution shall be prepared and filed pursuant to the requirements of Maryland law.

6. Amendment or Abandonment of Plan of Liquidation. The Board of Directors may modify or amend this Plan of Liquidation at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and the shareholders. In addition, the Board of Directors may abandon this Plan of Liquidation without shareholder approval at any time prior to the Liquidation Date if it determines that abandonment would be advisable and in the best interests of the Fund and the shareholders.

7. Powers of Board of Directors and Officers. The Board of Directors and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan of Liquidation, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board of Directors and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan of Liquidation and effect the complete liquidation of the Fund in accordance with the Code, the Fund's Articles of Incorporation and By-Laws, and Maryland law, including, without limitation, withdrawing any federal or state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

8. Termination of Business Operations. As soon as practicable after the Effective Date, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.

9. Expenses. All the expenses incurred in connection with the proxy solicitation included in these materials, including printing, legal and accounting fees, and the expenses of any reports to shareholders and the shareholder meeting, will be paid by Sentry Investment Management, Inc., the Fund's investment adviser, whether or not the liquidation contemplated by this Plan of Liquidation is effected.

                                   PROXY CARD

                                SENTRY FUND, INC.

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 26, 2004
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sue Phillips, Ken Erler and Shelley McEachen and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of shareholders of the Sentry Fund, Inc. (the "Fund") to be held at 1800 North Point Drive, Stevens Point, Wisconsin on July 26, 2004 at 10:00 a.m. Central Time and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposal 1 and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

1. To approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation of the Fund:

FOR        [   ]

AGAINST    [   ]

ABSTAIN     [   ]

2. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

If you would like to fax in your vote, please fax your executed proxy to us toll-free at 1-800-982-3047.

Note: Please sign EXACTLY as your name or name(s) appears on this card. Joint owners should EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title below. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

                           -----------------------------------------
                           Signature

                           -----------------------------------------
                           Signature of joint owner, if any

                           -----------------------------------------
                           Date

UNLESS VOTING BY FACSIMILE, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.